SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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ONYX SOFTWARE CORPORATION

(Name of Registrant as Specified in Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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May 10, 2006
Dear Onyx Shareholders:
      I am pleased to invite you to Onyx Software Corporation’s 2006 Annual Meeting of Shareholders. The annual meeting will be held at 10:00 a.m. on Thursday, June 8, 2006 at Onyx’s executive offices, 1100 - 112th Avenue N.E., Suite 100, Bellevue, Washington.
      At the annual meeting, you will be asked to elect three Class 3 directors to our board of directors, ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2006 and transact any other business that is properly presented at the meeting. You also will have the opportunity to hear what has happened in our business in the past year and to ask questions. You will find other detailed information about Onyx and our operations, including our Annual Report on Form 10-K for the year ended December 31, 2005 and our audited consolidated financial statements, in our 2005 annual report to shareholders, which is enclosed with this proxy statement.
      We hope you can join us on June 8. Whether or not you plan to attend the annual meeting, please read the enclosed proxy statement. When you have done so, please mark your votes on the enclosed proxy card, sign and date the proxy card, and return it in the enclosed postage-prepaid envelope. Your vote is important, so please return your proxy card promptly.

Sincerely,

Janice P. Anderson
President, Chief Executive Officer and
Chairman of the Board

1100 - 112th Avenue N.E.
Suite 100
Bellevue, Washington 98004-4504

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 8, 2006

May 10, 2006
Dear Onyx Shareholders:
      On Thursday, June 8, 2006, Onyx Software Corporation will hold its annual meeting of shareholders at its executive offices, 1100 - 112th Avenue N.E., Suite 100, Bellevue, Washington. The annual meeting will begin at 10:00 a.m. Only shareholders who owned common stock as of the close of business on the record date, April 27, 2006, can vote at the annual meeting or any adjournment or postponement that may take place. At the annual meeting, we will ask you to:

•	elect three Class 3 directors to our board of directors as more fully described in the accompanying proxy statement;

•	ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2006; and

•	transact any other business that is properly presented at the annual meeting.
      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS AND “FOR” RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
      At the annual meeting, we will also report on our 2005 business results and other matters of interest to shareholders.
      To ensure your representation at the annual meeting, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope. Your stock will be voted in accordance with the instructions that you give on your proxy card. You may, of course, attend the annual meeting and vote in person even if you have previously returned your proxy card.
      The approximate date of mailing this notice, the proxy statement and accompanying proxy card is May 10, 2006.

By order of the board of directors,

Robert J. Chamberlain
Chief Financial Officer and
and Secretary
PLEASE NOTE THAT ATTENDANCE AT THE ANNUAL MEETING WILL BE LIMITED TO SHAREHOLDERS AS OF THE RECORD DATE, OR THEIR AUTHORIZED REPRESENTATIVES, AND GUESTS OF ONYX.

INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ADDITIONAL INFORMATION
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
OTHER MATTERS

ONYX SOFTWARE CORPORATION
PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING
General
      The board of directors of Onyx Software Corporation is sending you this proxy statement in connection with its solicitation of proxies for use at Onyx’s 2006 annual meeting of shareholders. The annual meeting will be held at Onyx’s executive offices, 1100 - 112th Avenue N.E., Suite 100, Bellevue, Washington 98004-4504 on Thursday, June 8, 2006 at 10:00 a.m. We intend to give or mail to shareholders copies of this proxy statement and the accompanying notice of annual meeting of shareholders and proxy card on or about May 10, 2006.
Matters to Be Considered at the Annual Meeting
      At the annual meeting, shareholders of record of Onyx as of the close of business on April 27, 2006 will consider and vote on:

•	the election of three Class 3 directors to the board, to hold office until the third annual meeting of shareholders following their election or until their successors are elected and qualified;

•	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2006; and

•	any other business that is properly presented at the annual meeting.
      THE BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS AND “FOR” RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
Record Date and Outstanding Shares
      Only those shareholders who owned common stock as of the close of business on April 27, 2006, the record date, are entitled to notice of and can vote at the annual meeting. As of the record date, there were 18,484,617 issued and outstanding shares of common stock.
Quorum
      A quorum for the annual meeting is a majority of the outstanding shares of common stock entitled to vote, whether in person or by proxy, at the annual meeting.
Revocability of Proxies
      If you give your proxy to us, you have the power to revoke it at any time before it is exercised. Your proxy may be revoked by:

•	delivering a written notice of revocation to the secretary of Onyx before the annual meeting;

•	delivering to the secretary of Onyx before the annual meeting a signed proxy with a date that is later than the previously delivered proxy; or

•	attending the annual meeting and voting in person. Merely attending the annual meeting will not in and of itself revoke a proxy.

Solicitation of Proxies
      The enclosed proxy is solicited on behalf of our board of directors. We will bear the cost of soliciting proxies from our shareholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, email, facsimile or otherwise. We will not additionally compensate our directors, officers and employees for this solicitation, but we will reimburse them for the out-of-pocket expenses they incur. Brokerage firms, nominees, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of common stock held of record by them will be reimbursed for the reasonable expenses they incur in forwarding the material.
Voting
      You are entitled to one vote for each share of common stock you hold on each item solicited for voting. In the election of directors, the three Class 3 directors who receive the greatest number of affirmative votes cast by holders of common stock present, whether in person or by proxy, and entitled to vote at the annual meeting will be elected to the board. You are not entitled to cumulate votes in electing directors.
      The affirmative vote of the holders of shares representing a majority of the votes cast at the annual meeting, in person or by proxy, is required to ratify the appointment of our independent registered public accounting firm.
      If your shares are represented by proxy, they will be voted in accordance with your directions. If your proxy is signed and returned without any direction given, your shares will be voted according to our recommendation. We are not aware, as of the date of this proxy statement, of any matters to be voted on at the annual meeting other than as stated in this proxy statement and the accompanying notice of annual meeting of shareholders. If any other matters are properly brought before the annual meeting, the enclosed proxy gives discretionary authority to the persons named in it to vote the shares in their best judgment.
      Any bank, broker or other fiduciary which holds shares of our common stock for the account of a customer who is the beneficial owner of those shares, and which does not receive specific instructions from the customer on how to vote, has the power to vote those shares at its discretion in the election of directors, for the ratification of the appointment of the independent registered public accounting firm and for other routine matters for which it has not received voting instructions. Fiduciaries do not have discretionary voting authority, however, with respect to nonroutine matters. A “broker nonvote” occurs when a fiduciary may not vote, or give a proxy to vote, a customer’s shares because the customer did not provide voting instructions with respect to a nonroutine matter. Because fiduciaries will have discretionary voting authority with respect to the election of directors and the ratification of the appointment of the independent registered public accounting firm, there will be no broker nonvotes with respect to those matters.
      An abstention occurs when a shareholder affirmatively instructs the vote to be withheld (by checking the “abstain” or “withhold authority” to vote box on the proxy card) or when a shareholder who has not given a proxy is present at a meeting and does not cast a ballot. Shares subject to abstentions and broker nonvotes are considered to be present at the annual meeting, and are therefore counted toward establishing the presence of a quorum. Abstentions are not treated as votes cast, however, so abstentions will have no effect on the election of directors, which outcome is determined by a plurality of the votes cast, or on the proposal to ratify the appointment of the independent registered public accounting firm, which outcome is determined by a majority of the votes cast.
      If the annual meeting is postponed or adjourned for any reason, at any subsequent reconvening of the annual meeting all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting, except for any proxies that have at that time effectively been revoked or withdrawn, notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

PROPOSAL ONE
ELECTION OF DIRECTORS
The board of directors recommends a vote “FOR” the election of the nominees to the board of directors.
      Our bylaws provide that our board of directors shall be composed of not less than five or more than nine directors, each of whom is placed into one of three classes such that there is an equal number as possible of directors in each class. At present, we have seven directors. Every director subsequently elected to the board generally holds office for a three-year term and until his or her successor is elected and qualified. If, however, a director resigns from the board before the expiration of his or her term, the director elected or appointed to fill the resulting vacancy may be designated to a class such that he or she initially must be elected to a shorter term. At the annual meeting, three Class 3 directors are to be elected, each to hold office for a three-year term or until his or her successor is elected and qualified.
      Our board currently consists of Janice P. Anderson, Charles M. Boesenberg, Teresa A. Dial, William B. Elmore, William Porter, Daniel R. Santell and Robert M. Tarkoff. Ms. Anderson’s, Mr. Boesenberg’s and Mr. Tarkoff’s terms expire at the 2006 annual meeting. Ms. Anderson, Mr. Boesenberg and Mr. Tarkoff have been nominated for election to the board as Class 3 directors.
      Information is provided below with respect to both our continuing directors and our nominees to the board of directors. Unless otherwise instructed, the persons named in the accompanying proxy intend to vote shares represented by properly executed proxies for the nominees to the board named below. Although the board anticipates that Ms. Anderson, Mr. Boesenberg and Mr. Tarkoff will be available to serve as directors, should any of them not accept the nomination, or otherwise be unwilling or unable to serve, we intend to cast votes for the election of a substitute nominee designated by the board.
      If a quorum is present, the three nominees receiving the highest number of votes will be elected to serve as Class 3 directors. Abstentions and broker nonvotes will have no effect on the election of directors.
Nominees for Election as Class 3 Directors — Terms to Expire in 2009
      Janice P. Anderson, age 44, has served as a director of Onyx and as Onyx’s President, Chief Executive Officer and Chairman of the Board since June 2004. From 2003 to 2004, Ms. Anderson served as Chief Executive Officer of Panorama Software Ltd., a business intelligence software provider. From 2001 to 2003, Ms. Anderson served as Chief Executive Officer of CompanyDNA, a hosted marketing automation provider. From 1997 to 2001, Ms. Anderson served as Vice President of the customer relationship management solutions business unit of Lucent Technologies Inc., and from 1995 to 1997, she served as Vice President of Strategy and Business Development of Lucent. From 1986 to 1995, Ms. Anderson served in a variety of leadership capacities at AT&T Corporation, both in Canada and the United States. Ms. Anderson is an executive member of the Young Presidents’ Organization and serves as a director of a privately held company. Ms. Anderson received her B.A. in commerce from the University of Toronto and her M.B.A. in finance and strategy from York University.
      Charles M. Boesenberg, age 57, has served as a director of Onyx since December 2005. Mr. Boesenberg currently serves as Chief Executive Officer and Chairman of the Board of NetIQ Corporation, a provider of integrated systems and security management solutions. Mr. Boesenberg joined NetIQ as President and Chief Executive Officer in January 2002 and became Chairman of the Board in April 2005. Prior to joining NetIQ, he was President of Post PC Ventures, a management and investment group from March 2000 to December 2001. From December 1998 to February 2000, Mr. Boesenberg served as President and Chief Executive Officer of Integrated Systems, Inc., a provider of embedded systems software. Before joining Integrated Systems, Mr. Boesenberg was President and Chief Executive Officer of Magellan Corporation, which was the surviving corporation of a merger with Ashtech, Inc., a position that he assumed in January 1995 with Ashtech. Magellan specializes in satellite navigation and communication products. Mr. Boesenberg has held senior executive positions with a number of technology companies, including International Business Machines Corporation and Apple Computer, Inc. Mr. Boesenberg currently serves on the board of directors of Maxtor

Corporation and Macromedia, Inc. Mr. Boesenberg received his B.S. in mechanical engineering from the Rose Hulman Institute of Technology and his M.S. in business administration from Boston University.
      Robert M. Tarkoff, age 37, has served as a director of Onyx since June 2004. Since December 2003, Mr. Tarkoff has served as Executive Vice President and Chief Strategy Officer of Documentum, a division of EMC Corporation, a management information company, and as Senior Vice President of EMC Software group, a software group formed through the integration of several of EMC’s most recent software acquisitions. Prior to joining Documentum, Mr. Tarkoff served in a variety of capacities with Commerce One LLC, an e-commerce solutions provider: he served as Senior Vice President, Worldwide Business Development from October 2000 to November 2001, as Senior Vice President of Corporate Development from February 2000 to October 2000, and as Vice President, General Counsel and Secretary from January 1999 to February 2000. Prior to joining Commerce One, Mr. Tarkoff was a lawyer at the law firm of Wilson Sonsini Goodrich & Rosati, P.C. and a financial analyst at Goldman, Sachs & Co. in the technology area. Mr. Tarkoff received his B.A. in political science and economics from Amherst College and his J.D. from Harvard Law School.
Continuing Class 1 Directors — Terms to Expire in 2007
      Teresa A. Dial, age 56, has served as a director of Onyx since April 2001. Since 2005, Ms. Dial has served as Group Executive Director of UK Retail Banking Lloyds TSB. Ms. Dial retired from Wells Fargo & Co. in 2001, where she served as group Executive Vice President and member of the management committee, as well as President and Chief Executive Officer of its subsidiary, Wells Fargo Bank. Ms. Dial serves on the board of directors of Blue Shield of California, LookSmart, NDC Health, Pinnacle Systems, Inc. and TD Waterhouse Bank USA. Ms. Dial also serves on the boards of the Community College Foundation and the San Francisco Asian Art Museum and is a member of the Council of 100 of Northwestern University. Ms. Dial received her B.A. in political science from Northwestern University and is a graduate of the Graduate School of Credit and Financial Management.
      William B. Elmore, age 53, has served as a director of Onyx since 1996. Since 1995, Mr. Elmore has been a member of Foundation Capital Management, L.L.C., the general partner of Foundation Capital, L.P., a venture capital firm focused on early-stage information technology companies. From 1987 to 1995, he was a general partner of Inman & Bowman, a venture capital firm. Mr. Elmore serves on the board of directors of Wind River Systems, Inc., as well as several privately held companies. Mr. Elmore received his B.S. and M.S. in electrical engineering from Purdue University and his M.B.A. from Stanford University.
Continuing Class 2 Directors — Terms to Expire in 2008
      William Porter, age 51, has served as a director of Onyx since January 2005. Mr. Porter has served as Senior Vice President and Chief Financial Officer of Cadence Design Systems, Inc., a supplier of electronic design technology and engineering services, since May 1999, and from 1994 to 1999, he served as its Vice President, Corporate Controller and Assistant Secretary. Prior to joining Cadence, Mr. Porter served as Technical Accounting and Reporting Manager and, most recently, Controller of Cupertino Operations of Apple Computer, Inc. Mr. Porter received his B.A. in business administration and his M.B.A. from the University of California at Berkeley.
      Daniel R. Santell, age 48, has served as a director of Onyx since 1994. Since August 2001, Mr. Santell has served as Chief Executive Officer of Alpha Path, Inc., an educational software company. From April 1999 to July 2001, Mr. Santell served as Chief Executive Officer of Q Strategies, Inc., an internet incubation company, and from July 1996 to March 1999, he served as Vice President of Worldwide Services of InterWorld Corporation, an e-commerce software company. From November 1995 to June 1996, he served as Director of the North American Client Services Division of SSA Corporation, an enterprise software company. From November 1992 to October 1995, he served as Vice President of Product Development of Platinum Software, an enterprise software company, and from 1983 to 1992, he was a Manager at Andersen Consulting LLP. Mr. Santell received his B.S.E. in geotechnical engineering from Purdue University and his M.B.A. from the University of Washington.

Director Independence and Other Matters
      The board of directors has determined each of the following directors to be an “independent director,” as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers, or NASD: Charles M. Boesenberg, Teresa A. Dial, William B. Elmore, William Porter, Daniel R. Santell and Robert M. Tarkoff.
      The board of directors has also determined that each member of the three committees of the board meets the independence requirements applicable to those committees prescribed by the NASD, the Securities and Exchange Commission, or SEC, and the Internal Revenue Service. The board has further determined that William Porter, a member of the audit committee of the board, is an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. We had seven directors at the time of the 2005 annual meeting of shareholders, five of whom attended the annual meeting either in person or telephonically.
Committees of the Board of Directors and Meetings
      The board of directors held a total of 12 meetings during 2005. The board has an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees is responsible to the full board of directors and its activities are therefore subject to approval of the board. The functions performed by our committees are summarized below. Every director attended at least 75% of the total number of meetings of the board and meetings of the committees of the board on which he or she served in 2005.
      Audit Committee. The audit committee operates under a written charter adopted by the board of directors that may be amended by the board at any time, in which case the most current version will be available on our web site at http://www.onyx.com. On January 28, 2005, the board of directors adopted an amended and restated audit committee charter. Messrs. Porter, Santell and Tarkoff currently constitute the audit committee, each of whom is an “independent director” as defined by NASD Marketplace Rule 4200(a)(15). The board has determined that William Porter, the chairman of the audit committee, is an audit committee financial expert. The audit committee held seven meetings during 2005. Each member of the audit committee must meet certain independence and financial literacy requirements. The audit committee oversees our corporate financial reporting process, internal accounting controls, audit plans and results and financial reports. In addition, the audit committee appoints, compensates, retains and oversees the work of the independent registered public accounting firm employed by Onyx to conduct the annual audit examination of our consolidated financial statements. The members meet with the independent registered public accounting firm and financial management to review the scope of the proposed audit for the year, the audit procedures to be utilized, audit fees, and, at the conclusion of the audit, the audit reports. In addition, the audit committee reviews the consolidated financial statements, the related footnotes, management’s report on internal control over financial reporting and the independent registered public accounting firm’s reports thereon, and makes related recommendations to the board as the audit committee deems appropriate. The report of the audit committee is set forth below.
      Compensation Committee. The compensation committee operates under a written charter adopted by the board of directors. The compensation committee reviews and approves the compensation and benefits for our executive officers and directors. The compensation committee also administers our stock option plans and our employee stock purchase plan. Messrs. Elmore and Santell currently constitute the compensation committee, each of whom is an “independent director” as defined by NASD Marketplace Rule 4200(a)(15). Mr. Elmore serves as the chairman of the compensation committee. The compensation committee held three meetings during 2005. The report of the compensation committee is set forth below.
      Nominating and Corporate Governance Committee. The nominating and corporate governance committee monitors and safeguards the independence of our board by identifying individuals qualified to become board members and selecting, or recommending that the board select, the director nominees for election at our annual meetings of shareholders. Using the same criteria, the committee also recommends to the board candidates for filling positions on the board resulting from the death or resignation of directors. The committee also recommends directors for appointment to the committees of the board. In addition, the committee provides a leadership role in shaping Onyx’s corporate governance. The committee also periodically reviews and assesses the adequacy of our Code of Ethics and makes recommendations to our board of directors regarding any modifications or waivers of any provision of our Code of Ethics. Messrs. Boesenberg, Elmore and Santell and Ms. Dial currently constitute the nominating and corporate governance committee, each of whom is an “independent director” as defined by NASD Marketplace Rule 4200(a)(15). Ms. Dial serves as the chairman of the nominating and corporate governance committee. The nominating and corporate governance committee held three meetings during 2005.
Director Nomination Process
      The board of directors has adopted an amended and restated nominating and corporate governance committee charter that describes the duties and responsibilities of the nominating and corporate governance committee. The board may amend this charter at any time, in which case the most current version will be available on our web site at http://www.onyx.com. Under its charter, the nominating and corporate governance committee is responsible for developing criteria for evaluating nominees for the board and the committees of the board.

Process for Identifying Candidates
      Our nominating and corporate governance committee has two primary methods for identifying candidates beyond those proposed by our shareholders. On a periodic basis, the nominating and corporate governance committee solicits ideas for possible candidates from a number of sources, including members of the board, senior-level management, individuals personally known to the members of the board and research, including publications, databases and Internet searches. In addition, the nominating and corporate governance committee may from time to time use its authority under its charter to retain a search firm to identify candidates.

Nomination Right of Shareholders
      In accordance with our amended and restated bylaws and applicable law, recommendations for director nominees for consideration by the nominating and corporate governance committee may be made by any shareholder of record entitled to vote for the election of directors at shareholder meetings held for such purpose. The requirements a shareholder must follow for recommending persons as director nominees for consideration by the nominating and corporate governance committee are set forth in our amended and restated bylaws and the section below entitled “Shareholder Proposals for 2007 Annual Meeting.”
      If a shareholder complies with these procedures for recommending persons for consideration by the nominating and corporate governance committee as director nominees, the nominating and corporate governance committee will conduct the appropriate and necessary inquiries into the backgrounds, qualifications and skills of the shareholder-recommended candidates and, in the exercise of the nominating and corporate governance committee’s independent judgment in accordance with the policies and procedures adopted in the nominating and corporate governance committee’s charter, will determine whether to recommend the shareholder-recommended candidates to the board for inclusion in the list of candidates for election as directors at the next annual meeting of shareholders held for such purpose.

Evaluation of Candidates
      The nominating and corporate governance committee will consider all candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria. If, based on the nominating and corporate governance committee’s initial evaluation, a candidate continues to be of interest, the nominating and corporate governance committee will arrange for appropriate background and reference checks.

Compensation Committee Interlocks and Insider Participation
      During the fiscal year ended December 31, 2005, Messrs. Elmore and Santell served on the compensation committee and neither Mr. Elmore nor Mr. Santell served as an officer or employee of Onyx during that year. None of our executive officers served during the year ended December 31, 2005 as a member of the compensation committee or of the board of directors of any entity that has an executive officer serving as a member of our compensation committee or board of directors.
Compensation of Directors
      On July 29, 2005, our board of directors adopted the following compensation structure for all incoming non-employee directors. Each non-employee director who is initially appointed or elected to the board of directors will automatically receive an initial option grant to purchase 45,000 shares of our common stock. Each option grant will vest quarterly over a three-year period and have an exercise price equal to the fair market value of our common stock on the date of grant. In addition, immediately following each year’s annual meeting of shareholders, each continuing director, provided that he or she has served as a director for minimum of six months prior to the date of the shareholder meeting, will automatically receive an additional option grant to purchase 25,000 shares of our common stock. These option grants will vest quarterly over a one-year period and have an exercise price equal to the fair market value of our common stock on the date of grant.
      Non-employee directors are also entitled to receive an annual fee of $15,000 for serving as a member of the board of directors, an annual fee of $5,000 for serving as a member of the audit committee and an annual fee of $2,500 for serving as a member of the compensation committee and the nominating and corporate governance committee. For 2006, our lead director will also receive a fee of $7,500. In addition, non-employee directors are entitled to receive $1,500 for each board of directors meeting that they attend in person, $500 for each board meeting that they attend by telephone, $500 for each committee meeting that they attend in person and $250 for each committee meeting that they attend by telephone. Directors are also reimbursed for reasonable expenses they incur in attending meetings of the board of directors and its committees.
      On April 6, 2005, each of Ms. Dial and Messrs. Elmore and Santell received an option to purchase 2,500 shares of our common stock. Each of these grants vests 20% annually over a five-year period and has an exercise price equal to the fair market value of our common stock on the date of the grant. These grants were part of an automatic annual grant originally made to these directors in 2001, the final grant of which occurred on April 6, 2006.
      On August 8, 2005, we granted each of Messrs. Elmore, Porter, Santell and Tarkoff, along with Ms. Dial, an option to purchase 25,000 shares of common stock, which option vests quarterly over a one-year period and has an exercise price equal to the fair market value of our common stock on the date of the grant. On August 8, 2005, we also granted Mr. Tarkoff and Ms. Dial an additional option to purchase 10,000 shares of common stock, which option vests quarterly over a one-year period and has an exercise price equal to the fair market value of our common stock on the date of the grant. On December 2, 2005, upon joining the board of directors, Mr. Boesenberg was granted an initial option to purchase 45,000 shares of our common stock under the terms for initial option grants for new non-employee directors described above.

CORPORATE GOVERNANCE
      Current copies of the materials listed below related to our corporate governance policies and practices are available publicly on our web site at http://www.onyx.com.

•	Restated Articles of Incorporation;

•	Amended and Restated Bylaws;

•	Amended and Restated Charter of the Audit Committee;

•	Amended and Restated Charter of the Nominating and Corporate Governance Committee;

•	Charter of the Compensation Committee, as amended and restated;

•	Corporate Governance Guidelines; and

•	Code of Ethics (applicable to employees, officers and directors).
      Copies may also be obtained, free of charge, by writing to: Secretary, Onyx Software Corporation, 1100 - 112th Avenue N.E., Suite 100, Bellevue, Washington 98004-4504.
      The board has also established a policy under which interested shareholders can send communications to the board, a committee of the board and to individual directors. Under this policy, shareholders may send written communications to the Secretary, Onyx Software Corporation, 1100 - 112th Avenue N.E., Suite 100, Bellevue, Washington 98004-4504. The secretary will forward such communication to the board, the appropriate committee of the board, or to individual directors, unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the secretary has the authority to discard the communication or take appropriate legal action regarding the communication.
Code of Ethics
      We have a Code of Ethics, which applies to all of our employees, officers and directors. Our Code of Ethics meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K promulgated by the SEC, and applies to our Chief Executive Officer and Chief Financial Officer (who is both our principal financial and principal accounting officer), as well as all other employees. Our Code of Ethics also meets the requirements of a code of conduct under NASD Marketplace Rule 4350(n). Our Code of Ethics is posted on our website at http://www.onyx.com/pdf/ CorpGov CodeofEthics.pdf under the heading “Corporate Governance.”
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth, as of April 1, 2006, certain information regarding the beneficial ownership of:

•	each person known by us to own beneficially 5% or more of our outstanding voting securities, based on publicly available information;

•	each of the named executive officers for whom information is provided under “Executive Compensation” in this proxy statement;

•	each of our directors; and

•	all of our directors and executive officers as a group.

      On April 1, 2006, we had 18,473,405 shares of common stock outstanding. To our knowledge, the beneficial owners listed below have sole voting and investment power with respect to the shares shown as beneficially owned as of that date, except for Loeb Arbitrage Fund and affiliates, with respect to which the information in this table is as of March 30, 2006, Diker GP, LLC and affiliates, and Austin W. Marxe and David M. Greenhouse, with respect to which the information in this table is as of December 31, 2005. Under SEC rules, beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options exercisable currently or within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding the option, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

	Number of Shares
Name and Address of Beneficial Owners(1)	Beneficially Owned	Percentage

Executive Officers
Janice P. Anderson(2)	369,373	2.0%
Robert J. Chamberlain(3)	115,150	*
John S. Denault(4)	89,937	*
Mary A. Reeder(5)	247,858	1.3
Brian C. Henry	—	—
Mark P. Mader	—	—
Other Directors
Charles M. Boesenberg(6)	3,750	*
Teresa A. Dial(7)	468,112	2.5
William B. Elmore(8)	2,615,615	14.1
William Porter(6)	43,750	*
Daniel R. Santell(6)	85,468	*
Robert M. Tarkoff(9)	144,775	*
All directors and executive officers as a group (10 persons)(10)	4,183,788	22.6
Other Principal Shareholders
Loeb Arbitrage Fund and affiliates(11)	1,653,341	9.0
Diker GP, LLC and affiliates(12)	1,636,901	8.9
Austin W. Marxe and David M. Greenhouse(13)	2,060,152	11.2

*	Less than 1% of the outstanding shares of common stock.

(1)	The address for Loeb Arbitrage Fund and affiliates is c/o Loeb Partners Corporation, 61 Broadway, New York, NY 10006. The address for Diker GP, LLC and affiliates is 745 Fifth Avenue, Suite 1409, New York, NY 10151. The address for Messrs. Marxe and Greenhouse is 527 Madison Avenue, Suite 2600, New York, NY 10022.

(2)	Includes 308,540 shares subject to options exercisable currently or within 60 days of April 1, 2006.

(3)	Includes 43,750 shares subject to options exercisable currently or within 60 days of April 1, 2006 and 400 shares of common stock held by Mr. Chamberlain’s minor son, of which shares he disclaims beneficial ownership.

(4)	Includes 68,937 shares subject to options exercisable currently or within 60 days of April 1, 2006.

(5)	Includes 223,746 shares subject to options exercisable currently or within 60 days of April 1, 2006.

(6)	Represents shares subject to options exercisable currently or within 60 days of April 1, 2006.

(7)	Includes 92,968 shares subject to options exercisable currently or within 60 days of April 1, 2006.

(8)	Includes 3,095 shares held by Foundation Capital Entrepreneurs Fund L.L.C., which is affiliated with Foundation Capital Management, L.L.C. Mr. Elmore is a member of Foundation Capital Management,

L.L.C., and disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest arising from his interest in Foundation Capital Management, L.L.C. Also includes 176,713 shares held by the Elmore Family Trust, of which Mr. Elmore is trustee, 2,350,399 shares held by Elmore Family Investments, L.P., of which Mr. Elmore is general partner, and 85,468 shares subject to options exercisable currently or within 60 days of April 1, 2006.

(9)	Represents 93,525 shares held by a family trust, of which Mr. Tarkoff is trustee, and 51,250 shares subject to options exercisable currently or within 60 days of April 1, 2006.

(10)	Includes 1,032,627 shares subject to options exercisable currently or within 60 days of April 1, 2006.

(11)	The information in this table for Loeb Arbitrage Fund and affiliates, or Loeb, is based solely on a Schedule 13D filed by Loeb with the SEC regarding its beneficial ownership of our common stock on March 30, 2006.

(12)	The information in this table for Diker GP, LLC and affiliates, or the Diker Group, is based solely on a Schedule 13G/ A filed by the Diker Group with the SEC regarding its beneficial ownership of our common stock on December 31, 2005.

(13)	The information in this table for Austin W. Marxe and David M. Greenhouse is based solely on a Schedule 13G/ A filed by Messrs. Marxe and Greenhouse with the SEC regarding their beneficial ownership of our common stock on December 31, 2005.
ADDITIONAL INFORMATION
Executive Officers Who Are Not Directors
      Robert J. Chamberlain, age 52, has been our Chief Financial Officer since March 2005. Mr. Chamberlain served as Chief Financial Officer of PayScale, Inc., a provider of compensation information, from October 2004 to March 2005. Mr. Chamberlain served as Senior Vice President of Finance of F5 Networks, Inc., a provider of Internet traffic and content management products, from April 2000 to June 2001, as Chief Financial Officer and Treasurer from March 1999 to June 2001, and as Vice President of Finance from March 1999 to April 2000. From September 1998 to February 1999, Mr. Chamberlain served as Senior Vice President and Chief Financial Officer of Yesler Software, an early-stage company developing personal multimedia web communication products. From February 1998 to July 1998, Mr. Chamberlain served as Co-President of Photodisc, a provider of digital imagery, which merged with Getty Images Inc. in February 1998. From May 1997 to February 1998, Mr. Chamberlain served as Senior Vice President and Chief Financial Officer of Photodisc. From April 1996 to May 1997, Mr. Chamberlain served as Executive Vice President and Chief Financial Officer of Midcom Communications Inc., a telecommunications service provider. From 1991 to 1996, Mr. Chamberlain was employed at ElseWare Corporation, a software provider, in various positions. From 1980 to 1991, Mr. Chamberlain was employed at KPMG LLP, most recently serving as a partner in the technology practice. Mr. Chamberlain also serves as a director of Pacific Interactive, Inc., a privately held company. Mr. Chamberlain received his B.S. in business administration and accounting from California State University, Northridge.
      John S. Denault, age 46, has been our Senior Vice President of the Americas since October 2004. From May 1983 to October 2004, Mr. Denault was employed at Avaya, Inc., a global communication systems company, and its predecessor organizations, Lucent Technologies, Inc. and AT&T Corporation, most recently serving as Vice President, Executive Relation Program, and previously serving as Chief Operating Officer of Lucent’s Enterprise operations in Europe, the Middle East and Africa. Mr. Denault received his B.A. in geography from the University of California at Berkeley and completed executive studies with the International Management Development in Lausanne, Switzerland.
      Mary A. Reeder, age 47, has been our Senior Vice President of Research and Development since January 2001. She was our Vice President of Product Development from June 1996 to January 2001. From 1989 to May 1996, Ms. Reeder worked for Microsoft, where she was involved in product development, process management and emerging technology. From 1987 to 1989, she developed custom software as an independent consultant. From 1985 to 1987, she was a Senior Programmer Analyst of Data I/O Corporation, a

manufacturer of engineering programming systems. Ms. Reeder received her B.S. in computer science and her B.F.A. in graphic design from the University of Washington.
EXECUTIVE COMPENSATION
Compensation Summary
      The following table sets forth the annual compensation earned by and stock options granted to our Chief Executive Officer and the three other most highly compensated executive officers whose salary and bonus for the fiscal year ended December 31, 2005 exceeded $100,000, and two additional individuals for whom information would have been reported but for the fact that such persons were not serving as executive officers at the end of fiscal 2005.
Summary Compensation Table

					Long-Term
					Compensation
					Awards

		Annual Compensation			Securities
					Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)		Options (#)	Compensation ($)

Janice P. Anderson(1)	2005	$350,000	$163,232		135,000	$105,372	(2)
President and Chief Executive	2004	199,007	85,000		600,000	203,134	(3)
Officer
Robert J. Chamberlain(4)	2005	193,270	18,581		150,000	—
Chief Financial Officer
John S. Denault(5)	2005	225,000	140,170	(6)	15,000	—
Senior Vice President of the	2004	52,933	70,000	(7)	138,000	—
Americas
Mary A. Reeder	2005	191,667	26,377		—	—
Senior Vice President of Research	2004	175,500	4,500		125,000	—
and Development	2003	171,750	—		37,500	—
Brian C. Henry(8)	2005	101,042	—		—	—
Former Executive Vice President	2004	316,876	—		187,500	—
and Chief Financial Officer	2003	310,105	—		87,500	—
Mark P. Mader(9)	2005	180,193	36,083		—	—
Former Senior Vice President of	2004	185,376	17,147		150,000	—
Global Services	2003	175,928	23,650		58,500	—

(1)	Ms. Anderson joined Onyx on June 7, 2004. Her 2004 compensation reflects a partial year of service.

(2)	Consists of (a) excess life insurance premiums of $1,644 and (b) expenses of $103,728 paid to Ms. Anderson pursuant to her employment agreement dated June 7, 2004 in connection with her relocation to the Bellevue, Washington area.

(3)	Consists of (a) excess life insurance premiums of $977 and (b) expenses of $202,157 paid to Ms. Anderson pursuant to her employment agreement dated June 7, 2004 in connection with her relocation to the Bellevue, Washington area.

(4)	Mr. Chamberlain joined Onyx on March 24, 2005. His compensation for 2005 represents a partial year of service.

(5)	Mr. Denault joined Onyx on October 7, 2004. His compensation for 2004 represents a partial year of service.

(6)	Includes commissions earned in 2005.

(7)	Represents a signing bonus paid to Mr. Denault upon commencement of his employment.

(8)	Mr. Henry resigned as Executive Vice President and Chief Financial Officer of Onyx effective March 24, 2005. His 2005 compensation represents a partial year of service.

(9)	Mr. Mader resigned as Senior Vice President of Global Services on November 11, 2005. His 2005 compensation represents a partial year of service.
Option Grants
      During fiscal 2005, we granted options to purchase a total of 1,110,490 shares of common stock to our employees, including the individuals listed in the Summary Compensation Table. This number does not include options to purchase 197,500 shares of common stock that we granted to our non-employee directors during 2005. No stock appreciation rights were granted during fiscal 2005. These options were granted at exercise prices equal to the fair market value of our common stock on the date of grant.
      The following table sets forth certain information with respect to stock options granted to each of the individuals listed in the Summary Compensation Table in fiscal 2005. In accordance with SEC rules, the “potential realizable values” provided in the following table are:

•	net of exercise price before taxes;

•	based on the assumption that our common stock appreciates at the annual rates shown, compounded annually, from the date of grant until the expiration of the term; and

•	based on the assumption that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.
      These numbers are calculated based on SEC requirements and do not reflect our projection or estimate of future stock price growth. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock.
Option Grants in Fiscal 2005

Individual Grants

Percent of
			Total			Potential Realizable
			Options			Value at Assumed
	Number of		Granted			Annual Rates of Stock
	Securities		to			Price Appreciation for
	Underlying		Employees	Exercise		Option Term
	Options		in Fiscal	Price	Expiration
Name	Granted		Year	($/share)	Date	5%	10%

Janice P. Anderson	135,000	(1)	12.2%	$3.37	1/20/15	$285,691	$723,997
Robert J. Chamberlain	150,000	(2)	13.5%	$2.61	3/28/15	$246,212	$623,950
John S. Denault	15,000	(1)	1.4%	$4.05	6/3/15	$38,158	$96,700
Mary A. Reeder	—		—	—	—	—	—
Brian C. Henry	—		—	—	—	—	—
Mark P. Mader	—		—	—	—	—	—

(1)	Such options vest and become exercisable as to approximately 2% of the shares each month, commencing one month from the date of grant.

(2)	Such options vest and become exercisable as to 25% of the shares on March 24, 2006 and an additional approximately 2% monthly after such date.

Option Exercises in 2005 and Fiscal Year-End Option Values
      The following table presents information regarding options that were exercised by the individuals listed in the Summary Compensation Table in 2005, options held by such individuals and the value of those options as of December 31, 2005. The value of in-the-money options is based on the closing price on December 31, 2005 of $4.24 per share, net of the option exercise price.
Aggregated Option Exercises in 2005 and
Fiscal Year-End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at December 31,		In-the-Money Options
			2005 (#)		at December 31, 2005 ($)
	Shares Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Janice P. Anderson	—	—	143,437	341,563	$70,382	$182,493
Robert C. Chamberlain	—	—	—	150,000	—	244,500
John S. Denault	—	—	54,875	98,125	37,466	62,059
Mary A. Reeder	—	—	151,583	95,917	338,049	64,476
Brian C. Henry	42,013	$7,562	—	—	—	—
Mark P. Mader	300	107	79,658	—	39,423	—
Employment Contracts and Change of Control Arrangements
      Pursuant to an employment agreement dated June 7, 2004, we agreed to provide Janice P. Anderson, our President and Chief Executive Officer, an annual salary of $350,000, participation in our leveraged compensation bonus program, stock options as granted by the board of directors from time to time, insurance and other employee benefits.
      Ms. Anderson’s employment agreement also provides that if Ms. Anderson is terminated other than for “Cause,” or if Ms. Anderson terminates her employment in response to a “Constructive Termination” (as such terms are defined in the employment agreement), there shall be automatic vesting of that portion of Ms. Anderson’s outstanding options that would have vested in the one-year period following the date of such termination. All such options shall become exercisable for a six-month period from the date of such termination. Ms. Anderson will also receive a severance payment equal to the sum of 12 months’ base salary. In addition, in the event of such termination, Ms. Anderson will receive an aggregate amount equal to 100% of her actual, earned bonus under the leveraged compensation bonus program for the fiscal year prior to the fiscal year in which such termination occurs. In addition, Ms. Anderson will receive continuation of life insurance and health coverage for one year from the date of termination.
      If Ms. Anderson is terminated within two years after a change of control of Onyx, or within six months prior to a change in control if such termination is a condition to any such transaction that results in a change in control, 100% of the shares subject to options then held by her shall vest and become exercisable for a one-year period from the date of such termination. In addition, she will receive a severance payment equal to the sum of 18 months’ base salary and a payment equal to 150% of the payments described above that are otherwise owed to her under the leveraged compensation bonus program, and continuation of insurance coverage for an 18-month period from the date of termination.
      Pursuant to an employment agreement between Onyx and John S. Denault, our Senior Vice President of the Americas, we agreed to provide Mr. Denault certain severance payments in the event he was terminated without “Cause” or due to “Permanent Disability” (as such terms are defined in Mr. Denault’s employment agreement). In the event of such a termination, Mr. Denault would receive six months’ base salary and continuation of life insurance and health coverage for six months from the date of termination.
      Pursuant to an employment agreement between Onyx and Robert J. Chamberlain, our Chief Financial Officer, we agreed to provide Mr. Chamberlain certain severance payments in the event he was terminated without “Cause” or due to “Permanent Disability” or resigns for “Good Reason” (as such terms are defined in Mr. Chamberlain’s employment agreement). In the event of such a termination, Mr. Chamberlain would receive six months’ base salary and continuation of life insurance and health coverage for six months from the date of termination. Further, if in connection with a Corporate Transaction (as such term is defined in Mr. Chamberlain’s employment agreement), Mr. Chamberlain’s employment is terminated without Cause or due to Permanent Disability or he resigns for Good Reason, Mr. Chamberlain shall receive the benefits described above, as well as his targeted incentive bonus for the performance period, pro-rated to the date of his termination.
Securities Authorized for Issuance Under Equity Compensation Plans
      The following table presents information as of December 31, 2005 with respect to our compensation plans, including individual compensation arrangements, under which equity securities are registered for issuance with the SEC.
Equity Compensation Plan Information

					Number of Securities
					Remaining Available for
					Future Issuance under
	Number of Securities to		Weighted-Average		Equity Compensation
	be Issued upon Exercise		Exercise Price of		Plans (Excluding
	of Outstanding Options,		Outstanding Options,		Securities Reflected in
Plan Category	Warrants and Rights		Warrants and Rights		Column (a))

	(a)		(b)		(c)
Equity compensation plans approved by security holders	2,987,564	(1)	$8.46	(2)	1,962,960	(3)
Equity compensation plans not approved by security holders	1,019,500	(4)	$7.42	(5)	442,611	(6)
Total	4,007,064		$8.19		2,405,571

(1)	Includes 155,179 shares of common stock to be issued upon exercise of options outstanding under our 1994 Combined Incentive and Nonqualified Stock Compensation Plan, or 1994 Plan, at December 31, 2005 and 2,832,385 shares of common stock to be issued upon exercise of options outstanding under our 1998 Stock Incentive Plan, or 1998 Plan, at December 31, 2005. Does not include any shares of common stock to be issued under our 1999 Employee Stock Purchase Plan, or ESPP, at December 31, 2005.

(2)	Includes the weighted-average exercise price of options outstanding under the 1994 Plan and the 1998 Plan at December 31, 2005.

(3)	Includes 1,716,234 shares available for future issuance under the 1998 Plan and 246,726 shares available for future issuance under the ESPP at December 31, 2005. No additional shares are available for issuance under the 1994 Plan. The number of shares reserved for issuance under the 1998 Plan is automatically increased on the first day of each fiscal year by an amount equal to the lesser of (a) 837,882 shares of common stock and (b) 5% of the adjusted average common shares outstanding used to calculate fully diluted earnings per share as reported in our annual report to shareholders for the preceding year. The number of shares reserved for issuance under the ESPP is automatically increased on the first day of each fiscal year by an amount equal to the least of (a) 100,000 shares, (b) 1.2% of the average number of common shares outstanding used to calculate fully diluted earnings per share as reported in our annual report to shareholders for the preceding year and (c) a lesser amount determined by our board of directors. See Note 11 of the Notes to Consolidated Financial Statements for the year ended December 31, 2005, included in our annual report on Form 10-K filed with the SEC, for more information regarding these equity compensation plans.

(4)	Includes 419,500 shares of common stock to be issued upon exercise of options outstanding under our 2001 Nonofficer Employee Stock Compensation Plan, or NOE Plan, at December 31, 2005 and 600,000 shares of common stock to be issued to Janice Anderson, our President and Chief Executive Officer, upon exercise of options granted to her outside of any of our stock option plans. See Note 11 of the Notes to Consolidated Financial Statements for the year ended December 31, 2005, included in our annual report on Form 10-K filed with the SEC, for more information regarding the NOE Plan and the grant of options to Ms. Anderson.

(5)	Includes the weighted-average exercise price of options outstanding under the NOE Plan and the options granted to Ms. Anderson.

(6)	Represents shares available for future issuance under the NOE Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The compensation committee reviews and determines our executive compensation objectives and policies, administers our stock option plans and approves certain stock option grants. The compensation committee operates under a written charter adopted by the board of directors, which was amended and restated by the board on January 28, 2005. On an annual basis, the committee evaluates the performance and compensation of our executive officers. The members of our compensation committee are William B. Elmore and Daniel R. Santell, each of whom is an independent director as defined under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.
      The committee’s executive compensation philosophy is to pay competitively in order to attract qualified executive personnel capable of leading us in achieving our business objectives, retain and motivate these executives to superior performance, link individual compensation to individual and company performance, and align executives’ financial interests with those of our shareholders.
      Our executive compensation program includes the following components:

•	competitive base salaries;

•	annual bonuses that are structured to encourage executives to focus on achieving important short-term and long-term corporate objectives; and

•	long-term incentives, in the form of stock option grants, which are intended to provide financial rewards on the same basis as those realized by our shareholders.
      Base Salary. When setting the base salary of the chief executive officer and the other executive officers, the committee considers, among other factors, the range of salaries paid to executives of companies of comparable size in similar industries and located within the local area. In evaluating salaries, the committee considers knowledge of local pay practices as reported in financial periodicals or otherwise accessible to the committee, as well as the executive’s existing equity position. The base salary for executive officers is reviewed annually. Additionally, a review of the chief executive officer’s performance and a general review of our financial and stock price performance are considered. With respect to Ms. Anderson, the committee determined that her 2005 base salary should be set at $350,000, an amount representative of prevailing market rates for a chief executive officer of companies similarly situated to Onyx, Ms. Anderson’s past experience in the software industry and her strategic importance to us.
      Bonuses. All executives are eligible for cash bonuses based on attaining both corporate and individual goals, with the maximum potential bonus ranging from 35% to 100% of the executive’s base salary. Upon achieving these goals, bonus payment targets are set as a percentage of base compensation depending on the executive officer’s level of responsibility, with certain adjustments reflecting individual performance. Ms. Anderson received a bonus of $163,232 for her performance in 2005. Bonus payments for our other named executive officers are presented in the Summary Compensation Table under the heading “Bonus.”
      Stock Option Grants. We provide our executive officers and other employees with long-term incentives through our stock option plans. The objective of the plans is to provide incentives to maximize shareholder value. The committee relies on a variety of subjective factors when granting options, which factors primarily relate to the responsibilities of the individual officers, their expected future contribution, prior option grants and overall equity position in Onyx. Options are typically granted at the then-current market price. Prior to

January 2000, option grants were typically subject to a four-and-one-half-year vesting period. Option grants made subsequent to January 2000 are typically subject to a four-year vesting period.
      Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deductibility by a corporation of compensation in excess of $1 million paid to the chief executive officer and any other of its four most highly compensated executive officers. Compensation that qualifies as “performance-based” is, however, excluded from the $1 million limit. The committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive. Our 1994 Combined Incentive and Nonqualified Stock Compensation Plan and 1998 Stock Incentive Compensation Plan are designed to qualify as performance-based compensation that is fully deductible by us for income tax purposes. Options granted under our 2001 Nonofficer Employee Stock Compensation Plan and options granted outside of any stock option plan do not qualify as performance-based compensation that is deductible for income tax purposes.
      The committee believes that our compensation policies have been successful in attracting and retaining qualified employees and in linking compensation directly to corporate performance relative to our goals. The committee will continue to monitor the compensation levels potentially payable under our other compensation programs, but intends to retain the flexibility necessary to provide total compensation in line with competitive practice, our compensation philosophy and our best interests.

COMPENSATION COMMITTEE

William B. Elmore
Daniel R. Santell

AUDIT COMMITTEE REPORT
      The audit committee of our board of directors is composed of three independent directors and operates under a written charter adopted by the board of directors. The three members of the audit committee are William Porter, Daniel R. Santell and Robert M. Tarkoff, each of whom is an independent director as defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.
      Our management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on their audit. Our independent registered public accounting firm is also responsible for issuing an attestation report on management’s assessment of our internal control over financial reporting and an opinion on the effectiveness of our internal controls. The audit committee’s responsibility is to monitor and oversee these processes. In addition, the audit committee recommends to the full board of directors the selection of our independent registered public accounting firm.
      In this context, the audit committee has met and held discussions with management and KPMG LLP, our independent registered public accounting firm for the year ended December 31, 2005. In addition, the members of the audit committee individually reviewed our consolidated financial statements before they were filed with the SEC in our periodic reports on Forms 10-Q and 10-K. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the audit committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The audit committee also discussed with management and the auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”
      KPMG LLP, Onyx’s independent registered public accounting firm for the year ended December 31, 2005, also provided to the audit committee the written disclosures required by the Independence Standards Board’s Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the audit committee KPMG’s independence.
      Based on the audit committee’s discussion with management and the independent registered public accounting firm and its review of the representation of management and the report of the independent registered public accounting firm to the audit committee, the audit committee recommended that the board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC.

AUDIT COMMITTEE

William Porter
Daniel R. Santell
Robert M. Tarkoff

PERFORMANCE GRAPH
      The following graph shows a comparison of cumulative total shareholder return for Onyx, the S&P 500 Index and the Application Software Index. The graph shows the value of $100 invested on December 29, 2000 in our common stock, the S&P 500 Index and the AMEX Computer Technology Index.
CUMULATIVE TOTAL SHAREHOLDER RETURN
ON $100 INVESTMENT FROM DECEMBER 29, 2000 THROUGH DECEMBER 31, 2005

	Dec-00	Dec-01	Dec-02	Dec-03	Dec-04	Dec-05

ONXS	$169.23	$60.00	$23.85	$15.38	$12.31	$16.54

S&P 500	$105.28	$91.55	$70.16	$88.67	$96.64	$99.54

AMEX Computer Technology Index	$109.15	$92.68	$60.87	$86.97	$87.37	$87.73

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires Onyx’s officers, directors and persons who own more than 10% of a registered class of Onyx’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-10% beneficial owners are required by SEC regulations to furnish Onyx with copies of all Section 16(a) forms they file.
      Based solely on a review of the copies of such forms we have received, or written representations from certain reporting persons that no forms were required for those persons, we believe that all filing requirements required by Section 16(a) during 2005 applicable to our officers, directors and greater-than-10% beneficial owners were met.
PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The board of directors recommends a vote “FOR” ratification of the appointment of
KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2006.
      On April 27, 2006, the board unanimously approved the recommendation of the audit committee that KPMG LLP be retained as our independent registered public accounting firm and selected and appointed KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2006. We request that our shareholders ratify the board’s appointment of KPMG LLP as our independent registered public accounting firm, to audit our accounts and records for the year ending December 31, 2006 and to perform other appropriate services.
      The board’s selection and appointment are subject to reconsideration by the board in the event that our shareholders fail to ratify the appointment of KPMG LLP. Whether or not the board’s appointment is ratified, the board in its discretion may retain KPMG LLP or direct the appointment of a different independent registered public accounting firm at any time during the year if the board determines that such action would be in our best interests or in the best interests of our shareholders.
Required Vote
      The affirmative vote of the holders of shares representing a majority of the votes cast at the annual meeting, in person or by proxy, is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      KPMG LLP currently serves as our independent registered public accounting firm. A representative of KPMG LLP is expected to be present at the annual meeting to respond to appropriate questions and will have the opportunity to make a statement, if desired.
      During the previous two fiscal years ended December 31, 2005, the aggregate fees for accounting services billed to Onyx were as follows:

•	Audit Fees. The aggregate fees billed by KPMG for professional services rendered for the audit of Onyx’s consolidated financial statements for the fiscal year ended December 31, 2005, the audit of Onyx’s internal control over financial reporting in accordance with Section 404 of the Sarbanes Oxley Act of 2002 and the review of the consolidated financial statements included in Form 10-Qs for that fiscal year were approximately $906,196. The aggregate fees billed by KPMG for professional services rendered for the audit of Onyx’s consolidated financial statements for the fiscal year ended December 31, 2004, the audit of Onyx’s internal control over financial reporting in accordance with Section 404 of the Sarbanes Oxley Act of 2002, and the review of the consolidated financial statements included in Form 10-Qs for that fiscal year were approximately $1,141,760.

•	Audit-Related Fees. The aggregate fees billed by KPMG in the year ended December 31, 2005 for assurance and related services related to the performance of the audit or review of Onyx’s consolidated financial statements were approximately $29,898. The aggregate fees billed by KPMG in the year ended December 31, 2004 for assurance and related services related to the performance of the audit or review of Onyx’s consolidated financial statements were approximately $13,000. All fees referenced in this paragraph were for professional services rendered for the audit of Onyx’s 401(k) plan and other accounting advice.

•	Tax Fees. The aggregate fees billed by KPMG in the year ended December 31, 2005 for professional services rendered for tax compliance, tax advice and tax planning were approximately $19,656. The aggregate fees billed by KPMG in the year ended December 31, 2004 for professional services rendered for tax compliance, tax advice and tax planning were approximately $52,485.

•	All Other Fees. No other fees were billed by KPMG for services other than those described above during the fiscal years ended December 31, 2005 and December 31, 2004.
      The audit committee has considered the provision of these services to us by KPMG and determined that such provision of services was compatible with maintaining KPMG’s independence.
      In accordance with its amended and restated charter, it is the policy of the audit committee to pre-approve all audit, audit-related, review and attest services to be provided by the independent registered public accounting firm, including the staffing, scope and timing of such services and the compensation to be paid for such services; provided, however, that the audit committee may delegate the authority to grant such pre-

approval to one or more designated members of the audit committee who are independent directors of the board, who shall present any such decisions to the full audit committee at scheduled meetings. For non-audit services, Onyx management will submit to the audit committee for approval the list of non-audit services that it recommends the audit committee engage the independent registered public accounting firm to provide. Company management and the independent registered public accounting firm will each confirm to the audit committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the year will be provided. The audit committee will approve both the list of permissible non-audit services and the budget for such services. The audit committee will be informed routinely as to the non-audit services actually provided by the independent registered public accounting firm pursuant to this pre-approval process.
SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
      Under the SEC’s proxy rules, shareholder proposals that meet certain conditions may be included in Onyx’s proxy statement and form of proxy for a particular annual meeting. Shareholders that intend to present a proposal at Onyx’s 2007 annual meeting must give notice of the proposal to Onyx no later than January 10, 2007 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Shareholders that intend to present a proposal that will not be included in the proxy statement and form of proxy must give notice of the proposal to Onyx no fewer than 90 or more than 120 days prior to the one-year anniversary date of the 2006 annual meeting. Receipt by Onyx of any such proposal from a qualified shareholder in a timely manner will not guarantee its inclusion in Onyx’s proxy materials or its presentation at the 2007 annual meeting because there are other requirements in the proxy rules.
OTHER MATTERS
      As of the date of this proxy statement, the board does not intend to present, and has not been informed that any other person intends to present, any matters for action at the annual meeting other than the matters specifically referred to in this proxy statement. If other matters properly come before the annual meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.
      Copies of Onyx’s annual report on Form 10-K for the year ended December 31, 2005 are being mailed to shareholders, together with this proxy statement, form of proxy and notice of annual meeting of shareholders. Additional copies may be obtained from the Director of Investor Relations of Onyx, 1100 - 112th Avenue N.E., Suite 100, Bellevue, Washington 98004-4504.

PROXY
ONYX SOFTWARE CORPORATION
1100 – 112th AVE. N.E., SUITE 100, BELLEVUE, WA 98004-4504
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS JUNE 8, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned appoint(s) Janice P. Anderson and Robert J. Chamberlain, or either of them, with full powers of substitution, proxies to vote all shares of common stock held of record by the undersigned on April 27, 2006 and entitled to vote at the Annual Meeting of Shareholders of Onyx Software Corporation to be held at Onyx’s executive offices, 1100 – 112th Avenue N.E., Suite 100, Bellevue, Washington on Thursday, June 8, 2006 at 10:00 a.m. local time and at any adjournment or postponement of the meeting, with all powers that the undersigned would possess if personally present.
IMPORTANT—PLEASE COMPLETE, DATE AND SIGN ON THE OTHER SIDE

▲ FOLD AND DETACH HERE ▲

The board of directors recommends a vote “FOR” the nominees in Proposal 1.	Please mark your vote as indicated	☒

			FOR the Nominees	WITHHOLD AUTHORITY to vote for the Nominees
(1)	ELECTION OF DIRECTORS: THREE CLASS 3 DIRECTORS		☐	☐	SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY
	Nominees:	01 Janice P. Anderson 02 Charles M. Boesenberg 03 Robert M. Tarkoff			WILL BE VOTED “FOR” THE NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

WITHHOLD for the following only: (write the name of the nominee in the space below)
☐ I plan to attend the annual meeting.

The board of directors recommends a vote “FOR” Proposal 2.

		FOR	AGAINST	ABSTAIN
(2)	RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR YEAR ENDING DECEMBER 31, 2006	☐	☐	☐
Please sign exactly as your name appears on your share certificate(s). Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc. and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

Signature(s)	Date

▲ FOLD AND DETACH HERE ▲